EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-67048) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-123448) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan

(3)	Registration Statement (Form S-8 No. 333-38984) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan

(4)	Registration Statement (Form S-8 No. 333-60296) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, and

(5)	Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan;

of our reports dated December 7, 2006, with respect to the consolidated financial statements of Jacobs Engineering Group, Inc. and subsidiaries, Jacobs Engineering Group Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jacobs Engineering Group Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2006.

/s/ Ernst & Young LLP

Los Angeles, California

December 7, 2006